Exhibit 4.5
                              CERTIFICATE OF TRUST

                                       OF

                       SAVANNAH ELECTRIC CAPITAL TRUST II

         THIS CERTIFICATE OF TRUST of Savannah Electric Capital Trust II (the "Trust"), dated March 23, 2001, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

         1. Name. The name of the business trust being formed hereby is Savannah Electric Capital Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                   THE BANK OF NEW YORK (DELAWARE),
                                   as Trustee

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title: